FOURTH AMENDMENT TO THE

OUTSIDE DIRECTORS STOCK BASED COMPENSATION PLAN

This Fourth Amendment to the Outside Directors Stock Based Compensation Plan (“Amendment”) is adopted by Black Hills Corporation (“Company”) effective the 1st day of January, 2007.

1.	RECITALS.

This document is the Fourth Amendment to the Outside Directors Stock Based Compensation Plan which was adopted by the Company effective the 1st day of January, 2007 (“Plan”). Under Section 10 of the Plan, the Company reserved the right to amend, modify, or discontinue the Plan provided only that any modification is not to reduce accrued and unpaid benefits. The amendment hereunder does not reduce any accrued or unpaid benefits.

2.	AMENDMENTS TO SECTION 4; PROVISION OF ADDITIONAL ANNUAL BENEFITS.

Section 4f of the Plan is amended and restated as follows:

f.

For the purposes of this section, the term "Quarter Period" shall mean June 1 through August 31, September 1 through November 30, December 1 through February 28 or 29 and March 1 through May 31. For the Quarter Period December 1, 2006 through February 28, 2007, each Participant shall be entitled to a quarterly addition to their Account in the amount of the number of Company common stock equivalents determined by dividing the sum of $8,333.33 by the market price of the Company common stock on February 28, 2007. For the Quarter Period beginning March 1, 2007, and for the remainder of the Plan year, and for each Plan year thereafter, each Participant shall be entitled to a quarterly addition to their Account in the amount of the number of Company common stock equivalents determined by dividing the sum of $9,000 by the market price of the Company common stock on the last day of the Quarter Period for each Quarter Period of the Plan year that the Participant is eligible for benefits. If a Participant is not a Director for the entire Quarter Period, then the Participant’s addition for the quarter should be prorated for the number of days that the Participant served as Director.

3.	NO OTHER CHANGES.

Other than specifically set forth herein, all terms, conditions and provisions of the Plan shall remain the same.

Dated this 5th day of December, 2006.

BLACK HILLS CORPORATION

By /s/ David R. Emery
Its Chairman, President and CEO

ATTEST:

/s/ Roxann R. Basham

Secretary

(CORPORATE SEAL)